                                                                    EXHIBIT 3(i)
DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Designation
(PURSUANT TO NRS 78.1955)

                           Certificate of Designation
                           --------------------------
                         For Nevada Profit Corporations
                         ------------------------------
                            (Pursuant to NRS 78.1955)

1. Name of corporation:

SPARTA COMMERCIAL SERVICES, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

         Sparta Commercial Services, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the
Corporation:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors")
by the Articles of Incorporation of the Corporation (the "Articles of
Incorporation") there hereby is created, out of the 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), of the
Corporation authorized in Article 4 of the Articles of Incorporation, as amended, a series of the Preferred Stock consisting of 35,850 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Articles of
Incorporation which are applicable to the Preferred Stock):

(Continued on Attachment No. 1)

3. Effective date of filing (optional):

4. Officer Signature: /s/ Sandra L. Ahman

Filing Fee:  $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

                                 ATTCHMENT NO. 1
                                       TO
                           CERTIFICATE OF DESIGNATION
                           OF SERIES A PREFERRED STOCK
                                       OF
                        SPARTA COMMERCIAL SERVICES, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:
(Continued)

         1. Designation of Amount. The shares of such series created hereby shall be designated as Series A Redeemable Preferred Stock (the "Series A
Preferred Stock ") and the authorized number of shares constituting such series shall be 35,850. The agreed stated value of each of the Series A Preferred Stock shall be $100.00 per share (the "Agreed Stated Value"). The Series A Preferred
Stock shall, with respect to dividend rights, have the entitlements set forth herein and shall, with respect to rights on liquidation, dissolution and winding up of the affairs of the Corporation, rank senior to all classes of Common Stock of the Corporation and, subject to the rights of any series of Preferred Stock that may from time to time come into existence providing that the Series A
Preferred Stock shall rank junior or senior thereto, other equity securities of the Corporation. Such number of shares may be decreased by resolution of the
Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding.

         2. Dividends.

                  (a) Amount. The holders of shares of Series A Preferred Stock shall be entitled to receive cumulative dividends on each share of Series A
Preferred Stock, payable in common stock or in cash at the discretion of the
Corporation, at the annual rate of 6%, payable semi-annually in arrears. The first payment shall commence on the first day of the month following the six month anniversary of the initial closing of the issuance of the Series A
Preferred Stock. Dividends shall accumulate with respect to any share of Series
A Preferred Stock from date of issuance. Upon conversion of any share of Series
A Preferred Stock pursuant to Section 5, all accumulated but unpaid dividends thereon shall be extinguished. If the Corporation is in default of a senior lending agreement or similar asset-based lending agreement or if such payment causes an event of default under such agreement no payments of dividends or deferred dividends shall be made in cash but shall be made in shares of the
Corporation's Common Stock as set forth in Section 2(b).

                  (b) Payment of Dividends. At the election of the Corporation, dividends shall be payable in the form of either: (i) cash, out of funds legally available therefor, or (ii) duly authorized, fully paid and non-assessable shares of Corporation's Common Stock, based on the Volume Weighted Average Price of the Common Stock on the OTC Bulletin Board or other trading market on which the Common Stock is then traded for the five (5) trading days immediately preceding the payment date of such dividend. The "VWAP" is calculated by adding up the dollars traded for every transaction (price multiplied by the number of shares traded) and then dividing by the total shares traded for the day.

                  (c) Dividends Priority. Unless all dividends shall be declared and paid in full on all outstanding shares of Series A Preferred Stock, no dividends shall be declared or paid on, and no assets

                                        1

shall be distributed or set apart for, any shares of Junior Stock (as defined below) other than distributions of dividends in shares of the same class and series of Junior Stock to the holders of Junior Stock in respect of which such distribution is made.

                  (d) Junior Stock. "Junior Stock" shall mean (i) each class of the Corporation's common stock ("Common Stock"), and (ii) each other class or series of the Corporation's capital stock, whether common, preferred or otherwise, the terms of which do not provide that shares of such class or series shall rank senior to or on a parity with shares of the Series A Preferred Stock as to distributions of dividends and distributions upon the liquidation, winding-up and dissolution of the Corporation.

         3. Liquidation Preferences. Upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation, for each share of Series A Preferred Stock, cash in an amount equal to (i) the Agreed Stated Value of such Preferred Stock (such price to be equitably adjusted for any combinations, consolidations, recapitalizations, reorganizations, reclassifieds, stock distributions, stock splits, stock dividends (other than any dividend on the Series A Preferred Stock paid in
Common Stock pursuant to Section 2 hereof) or other similar events affecting the
Series A Preferred Stock (collectively, "Splits") and as otherwise provided for herein), plus (ii) all accrued but unpaid dividends on the shares of Series A
Preferred Stock, (hereinafter, the "Liquidation Value"), before any payment or distribution shall be made on Junior Stock, but after payment of all outstanding indebtedness and all amounts due on liquidation, dissolution or winding-up in respect of all preferred stock of the Corporation which by its terms is senior to the Series A Preferred Stock, if any. After the payment to the holders of shares of Series A Preferred Stock of the full preferential amounts set forth above, the holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation. If the assets of the Corporation available for distribution to the holders of shares of Series
A Preferred Stock, upon any liquidation, dissolution or winding-up of the
Corporation, are insufficient to pay the full preferential amount to which the holders of Series A Preferred Stock are entitled, then the holders of Series A
Preferred Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock were entitled were paid in full.

                  A merger or other corporate reorganization in which the
Corporation's stockholders shall receive cash or securities of another corporation or entity (except in connection with a consolidation or merger in which the holders of voting stock of the Corporation immediately before the consolidation or merger will in the aggregate own more than fifty percent (50
%)of the voting shares of the continuing or surviving corporation after the consolidation or merger) or any transaction in which all or substantially all of the assets of the Corporation are sold shall be treated as a liquidation for purposes of the Liquidation Preference. Holders of the Series A Preferred Stock
shall receive prior notice of any such transaction in accordance with Section 8 hereof and an opportunity to convert their Series A Preferred Stock prior to the consummation of such transaction.

         4.       Registration Rights.

                  (a) Initial Registration. The Corporation will, as soon as practicable but not later than ninety (90) days following the final closing of the offering pursuant to which the Series A Preferred Stock are issued (the ninetieth (90th) day following the final closing is referred to as the "Initial
Filing Date"); provided that in the event the Initial Filing Date shall fall within thirty (30) days of the due date of the Corporation's 10-KSB or 10-QSB, then the Initial Filing Date shall be extended for thirty (30) days (but in no event shall the Initial Filing Date be longer than one hundred and twenty (120)
days following the final Closing), (1) file with the Securities and Exchange
Commission ("SEC") a registration statement under the Securities Act of 1933, as amended (the "Act") on the appropriate form of registration

                                        2

statement ("Registration Statement") as is then available to effect a registration for resale of the shares of Common Stock underlying the Series A
Preferred Stock ("Registrable Securities") by the holders and use its best efforts to have such Registration Statement declared effective by the SEC prior to July 31, 2005 (the "Effective Date"); and (2) cause such Registration
Statement to remain effective (the "Registration Period") until the earlier of
(i) such date as the holders of the Registrable Securities have completed the distribution described in such Registration Statement or (ii) at such time that all such shares have become eligible for sale pursuant to Rule 144(k) (or any successor thereto) under the Act. To the extent permissible, such Registration
Statement also shall cover, to the extent allowable under the Act and the rules promulgated thereunder (including Rule 416 under the Act), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to such Registrable Securities.
If a Registration Statement covering such Registrable Securities is not filed with the SEC on or prior to the Initial Filing Date, then the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be increased by 1% for each thirty (30) day period (or partial period, as the case may be) following the Initial Filing Date that such Registration Statement is not filed with the SEC. In the event the Registration Statement covering the
Registrable Securities is not declared effective by the SEC prior to the
Effective Date, then the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be increased by 0.75% (in addition to any increase resulting from the failure to file the Registration
Statement by the Initial Filing Date) for each thirty (30) day period (or partial period, as the case may be) following the Effective Date and prior to
January 31, 2006 that such Registration Statement is not declared effective. In the event the Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to January 31, 2006, then the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be increased by 1.5% (in addition to any increase resulting from the failure to file the Registration Statement by the Initial Filing Date) for each thirty (30) day period (or partial period, as the case may be) following January
31, 2006 that such Registration Statement is not declared effective. In addition, after the SEC has declared such Registration Statement effective, in the event such Registration Statement does not remain effective (or the Holders are unable to sell the Registrable Securities under such Registration Statement)
for a total of 60 days during any 12 month period, then the number of shares of
Common Stock issuable upon conversion of the Series A Preferred Stock shall be increased by an additional 0.75% for each thirty (30) day period (or partial period, as the case may be) during which such Registration Statement does not remain effective (or the Holders are unable to sell the Registrable Securities under such Registration Statement). Such increase in the number of shares of
Common Stock issuable upon conversion of the Series A Preferred Stock and the exercise of the Warrants as set forth in this clause (a) shall (i) be in partial compensation to the holders, and shall not constitute the holders' exclusive remedies for such events and the holders shall have the remedy of specific performance and (ii) shall cease accruing on the one (1) year anniversary of the final closing of the offering pursuant to which the Series A Preferred Stock are issued.

                  (b) Additional Registrable Securities. In the event the
Corporation is obligated to issue Additional Shares (defined as (i) the shares of common stock underlying the Series A Preferred Stock, (ii) a number of shares of Common Stock that could be payable by the Corporation as dividends on the
Series A Preferred Stock over a two year period, and (iii) any additional shares of Common Stock issuable upon adjustment to the conversion or exercise price of the securities referenced in clauses (i) through (ii) above or as a result of the events set forth in Section 4(b) below (or because a sufficient number of shares of Common Stock issuable as dividends on the Series A Preferred Stock have not been registered for resale by the Corporation) pursuant to the Series A
Preferred Stock, including as payment of dividends on the Series A Preferred
Stock, the Corporation shall use its best efforts to promptly prepare and file with the SEC one or more Registration Statements, on such form of registration statement as is then available to effect a registration for resale of such additional shares of Common Stock) covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. To the extent permissible, such Registration
Statement also shall

                                        3

cover, to the extent allowable under the Act and the rules promulgated thereunder (including Rule 416 under the Act), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. A Registration
Statement covering the Additional Shares shall be filed by the Corporation with the SEC as promptly as possible, but in no event more than thirty (30) days following the transaction resulting in the adjustment to the number of shares of
Common Stock issuable pursuant to the Series A Preferred Stock (the "Additional
Filing Deadline"); provided that in the event the Additional Filing Deadline shall fall within thirty (30) days of the due date of the Corporation's 10-KSB or 10-QSB, then the Additional Filing Deadline shall be extended for thirty (30)
days (but in no event shall the Additional Filing Deadline be longer than sixty
(60) days following the transaction resulting in such adjustment). The
Corporation shall cause such Registration Statement to remain effective for the
Registration Period. If a registration statement covering the Additional Shares is not (Y) filed with the SEC on or prior to the Additional Filing Deadline, or
(Z) declared effective by the SEC within 90 days after the Additional Filing
Date, the number of shares of Common Stock issuable upon conversion of the
Series A Preferred Stock shall increase by 0.75% for each full 30-day period during which the delay continues; provided, that such increase shall stop accruing on the one (1) year anniversary of such transaction resulting in the necessity of the filing of such additional Registration Statement. Such modifications to the number of shares of Common Stock issuable pursuant to the
Series A Preferred Stock shall be in partial compensation to the holders, and shall not constitute the holders' exclusive remedies for such events and the holders shall have the remedy of specific performance.

         5.       Conversion Rights.

                  (a) Conversion, Per Share Conversion Price. Each share of
Series A Preferred Stock shall be convertible, at the option of the holder thereof upon exercise in accordance with Section 5(b), without the payment of additional consideration, into such number of fully paid and nonassessable shares of the Corporation's Common Stock equal to the quotient obtained by dividing the Agreed Stated Value by $0.156 (the "Conversion Price") (as such amount may be adjusted from time to time pursuant to Sections 4 and 6, the "Per
Share Conversion Price"):

                  (b) Conversion Procedures. The optional conversion of shares of Series A Preferred Stock in accordance with Section 5(a) may be effected by a holder of record thereof by making written demand for such conversion (a
"Conversion Demand") upon the Corporation at its principal executive offices setting forth therein: (i) the number of shares to be converted; (ii) the certificate or certificates representing such shares; and (iii) the proposed date of such conversion, which shall be a business day not less than 5 nor more than 30 days after the date of such Conversion Demand (the "Conversion Date").
Within five days of receipt of the Conversion Demand, the Corporation shall give written notice (a "Conversion Notice") to such holder setting forth therein: (i)
the address of the place or places at which the certificate or certificates representing the shares so to be converted are to be surrendered; and (ii)
whether the certificate or certificates to be surrendered are required to be indorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such indorsement or power or other instrument of assignment. The Conversion Notice shall be sent by first class mail, postage prepaid, to such holder at such holder's address as may be set forth in the Conversion Demand. On or before the Conversion Date, the holder of Series A Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly indorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the Conversion Notice so provides, to the Corporation at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Corporation. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates representing such shares, the
Corporation shall issue and deliver to such holder, or its nominee, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof. Upon

                                        4

surrender of certificates of Series A Preferred Stock to be converted in part, the Corporation shall issue a balance certificate representing the number of full shares of Series A Preferred Stock not so converted.

                  (c) Automatic Conversion. Each share of Series A Preferred
Stock will be automatically converted into shares of Common Stock of the
Corporation upon the consummation of an underwritten public offering in which gross proceeds to the Corporation exceed $10,000,000 (a "Qualified Financing").

                  (d) Effect of Conversion. All outstanding shares of Series A
Preferred Stock to be converted pursuant to the Conversion Notice shall, on the
Conversion Date, be converted into Common Stock for all purposes, notwithstanding the failure of the holder thereof to surrender any certificate representing such shares on or prior to such date. On and after the Conversion
Date, (i) no such share of Series A Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Corporation or the stock transfer agent, if any, for the Series A Preferred Stock, and (ii) the holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of
Common Stock into which such shares shall have been converted. On the Conversion
Date, all such shares of Series A Preferred Stock shall be retired and canceled and shall not be reissued.

         6. Adjustment of Per Share Conversion Price.

                  (a) Adjustment for Change in Capital Stock. If the
Corporation:

                           (i) pays a dividend or makes a distribution on its
Common Stock, in each case, in shares of its Common Stock;

                           (ii) subdivides its outstanding shares of Common
Stock into a greater number of shares;

                           (iii) combines its outstanding shares of Common Stock
into a smaller number of shares;

                           (iv) makes a distribution on its Common Stock in
shares of its capital stock other than Common Stock; or

                           (v) issues by reclassification of its shares of
Common Stock any shares of its capital stock;

then the number and classes of shares issuable upon conversion of a share of
Series A Preferred Stock in effect immediately prior to such action shall be adjusted so that the holder of such share of Series A Preferred Stock thereafter will receive upon conversion the number and classes of shares of capital stock of the Corporation which such holder of Series A Preferred Stock would have owned immediately following such action if such holder had converted such share of Series A Preferred Stock immediately prior to such action.

                  For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution.
For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination
or

                                        5

reclassification. The adjustments described in this paragraph (a) shall be made successively whenever any event listed above shall occur.

                  If, after any such adjustment, the holder of a share of Series
A Preferred Stock is entitled to receive upon conversion shares of two or more classes of capital stock of the Corporation, the Board of Directors of the
Corporation shall in good faith determine the allocation of the adjusted Per
Share Conversion Price between or among the classes of capital stock. After such allocation, that portion of the Per Share Conversion Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Common Stock as described herein. Notwithstanding the allocation of the Per Share Conversion
Price between or among shares of capital stock as provided by this paragraph
(a), a share of Series A Preferred Stock may be converted in full only by payment of the entire Per Share Conversion Price currently in effect.

                  (b) Consolidation, Merger or Sale of the Corporation. If the
Corporation is a party to a consolidation, merger or sale or transfer of stock or assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Corporation, as the case may be) shall, by operation of law or explicitly in writing, assume the Corporation's obligations with respect to the Series A
Preferred Stock as set forth herein. Upon consummation of such transaction, a share of Series A Preferred Stock shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a share of Series A Preferred Stock would have owned immediately after the consolidation, merger, sale or transfer if the holder had converted such share of Series A Preferred Stock immediately before the effective date of such transaction. As a condition to the consummation of any such transaction, the
Corporation shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon conversion of the Series A Preferred Stock to, concurrently with the consummation of such transaction, assume the
Corporation's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 6. The provisions of this paragraph (b) shall apply to successive consolidations, mergers, sales and transfers.

                  (c) In case the Corporation shall fix a payment date for the making of a distribution to all holders of Common Stock (including without limitation any distribution of shares of capital stock of any subsidiary of the
Corporation and any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in paragraph (a)), or subscription rights or warrants, the Per Share
Conversion Price to be in effect after such payment date shall be determined by multiplying the Per Share Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Value (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Corporation's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market
Value per share of Common Stock immediately prior to such payment date. "Market
Value" as of a particular date (the "Valuation Date") shall mean the following:
(i) if the Common Stock is then listed on a national stock exchange, the Market
Value shall be the Market Price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Value shall be the average Market Price of one share of Common Stock in the most recent ten
(10) trading sessions during which the Common Stock has traded; (ii) if the
Common Stock is then included in The Nasdaq Stock Market, Inc. ("Nasdaq"), the
Market Value shall be the Market Price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation

                                        6

Date or, if no such Market Price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Value shall be the average Market Price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; (iii) if the Common Stock is then included in the Over-the-Counter Bulletin Board, the Market Value shall be the Market Price of one share of Common Stock on the Over-the-Counter Bulletin Board on the last trading day prior to the Valuation Date or, if no such Market Price is available, the average of the high bid and the low ask price quoted on the
Over-the-Counter Bulletin Board as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten
(10) trading sessions, the Market Value shall be the average Market Price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; or (iv) if the Common Stock is then included in the
"pink sheets," the Market Value shall be the Market Price of one share of Common
Stock on the "pink sheets" on the last trading day prior to the Valuation Date or, if no such Market Price is available, the average of the high bid and the low ask price quoted on the "pink sheets" as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Market Value shall be the average Market
Price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded. "Market Price" shall mean the closing sale price of one share of Common Stock as listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted, of if not so listed or quoted, then the closing sale price quoted on the
Over-the-Counter Bulletin Board or on the "pink sheets," as applicable. The
Board of Directors of the Corporation shall respond promptly, in writing, to an inquiry by a holder of Series A Preferred Stock prior to conversion as to the
Market Value of a share of Common Stock as determined by the Board of Directors of the Corporation.

                  (d) In addition to the provisions contained above, the Per
Share Conversion Price shall be subject to adjustment as provided below. An adjustment to the Per Share Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

                  (e) Except as provided in paragraph (f) hereof, if and
whenever the Corporation shall issue or sell, or is, in accordance with any of paragraphs (e)(l) through (e)(5) hereof, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Per Share
Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a "Trigger Issuance"), effective as of the close of business on the effective date of the Trigger Issuance the then-existing Per
Share Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to an Per Share Conversion Price
determined as follows:

                  Adjusted Per Share Conversion Price = (A x B) + D
                                                        -----------
                                                      A+C

                           where

                           A =           the  number  of  shares  of  Common
Stock  outstanding  (including any Additional Shares of Common Stock (as defined below) immediately preceding such Trigger Issuance);

                           B =           the Per  Share  Conversion  Price in
effect immediately preceding such Trigger Issuance;

                           C =           the number of  Additional  Shares of
Common   Stock   (as   adjusted   for   stock   splits,    stock   combinations,
recapitalizations, and dividends and the like) outstanding or deemed outstanding hereunder as a result of such Trigger Issuance; and

                                        7

                           D =           the  aggregate  consideration,  if any,
received or deemed to be received by the Corporation upon such Trigger Issuance.

                  For purposes of this subsection (e), "Additional Shares of
Common Stock" shall mean all shares of Common Stock issued by the Corporation or deemed to be issued pursuant to this paragraph (e), other than those excluded issuances set forth in paragraph (f) hereof.

                  For purposes of this paragraph (e), the following subsections
(e)(l) to (e)(5) shall also be applicable (subject, in each such case, to the provisions of paragraph (f) hereof and to each other subsection contained in this paragraph (e)):

                           (e)(1) Issuance of Convertible Securities; Issuance
                  of Rights or Options. In case at any time after the date
                  hereof the Corporation shall in any manner grant, issue or sell any stock or security convertible into or exchangeable for Common Stock ("Convertible Securities") or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any Convertible
                  Securities (such warrants, rights or options being called
                  "Options"), whether or not the right to convert, exchange or exercise any such Convertible Securities or such Options are immediately exercisable, and the price per share for which
                  Common Stock is issuable upon the conversion or exchange of such Convertible Securities or upon the exercise of such
                  Options (determined by dividing (i) the sum of (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue or sale of such Convertible
                  Securities or the granting of such Options, plus (y) the
                  aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such
                  Convertible Securities or the exercise of all such Options, plus (z), in the case of such Options to purchase Convertible
                  Securities, the aggregate amount of additional consideration, if any, payable upon the conversion or exchange of such
                  Convertible Securities, by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities, or upon the exercise of such
                  Options, or upon the conversion or exchange of all such
                  Convertible Securities issuable upon the exercise of such
                  Options) shall be less than the Per Share Conversion Price in effect immediately prior to the time of the issue or sale of such Convertible Securities or the granting of such Options, then the total number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities, or the exercise of such Options, or upon the conversion or
                  exchange of the maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities or the granting of such Options (including Options to purchase
                  Convertible Securities) and thereafter shall be deemed to be outstanding for purposes of adjusting the Per Share Conversion
                  Price. Except as otherwise provided in paragraph (e)(2), no additional adjustment of the Per Share Conversion Price shall be made upon the actual issue of such Common Stock upon
                  conversion or exchange of such Convertible Securities or upon exercise of such Options.

                           (e)(2) Change in Option Price or Conversion Rate.
                  Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in paragraph (e)(l) hereof, the additional consideration, if any, payable upon the conversion or exchange of any Convertible
                  Securities referred to in paragraph (e)(l), or the rate at which Convertible Securities referred to in paragraph (e)(l)
                  are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited

                                        8

                  to, changes under or by reason of provisions designed to
                  protect against dilution), the Per Share Conversion Price in effect at the time of such event shall forthwith be readjusted to the Per Share Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Per Share Conversion Price then in effect hereunder is thereby reduced. On the
                  termination of any Option for which an adjustment was made pursuant to this paragraph (e) or any right to convert or
                  exchange Convertible Securities for which an adjustment was made pursuant to this paragraph (e), the Per Share Conversion
                  Price then in effect hereunder shall forthwith be changed to the Per Share Conversion Price which would have been in effect at the time of such termination had such Option or Convertible
                  Securities, to the extent outstanding immediately prior to such termination, never been issued.

                           (e)(3) Consideration for Stock. In case any shares of
                  Common Stock, Options or Convertible Securities shall be
                  issued or sold for cash, the consideration received therefor shall be deemed to be the gross amount received by the
                  Corporation therefor, before deduction therefrom of any
                  expenses incurred or any underwriting commissions or
                  concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or
                  Convertible Securities shall be issued or sold for a
                  consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, before deduction of any expenses incurred or any underwriting
                  commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such
                  Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                           (e)(4) Record Date. In case the Corporation shall
                  take a record of the holders of its Common Stock for the
                  purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible
                  Securities or (ii) to subscribe for or purchase Common Stock,
                  Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of
                  Common Stock deemed to have been issued or sold upon the
                  declaration of such dividend or the making of such other
                  distribution or the date of the granting of such right of
                  subscription or purchase, as the case may be. Notwithstanding the foregoing, no anti-dilution adjustment shall be effected with respect to any transaction for which a record date is set by the Corporation if the transaction is abandoned by the
                  Corporation prior to the time such transaction becomes
                  effective.

                           (e)(5) Treasury Shares. The number of shares of
                  Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this paragraph (e).

                  (f) Anything herein to the contrary notwithstanding, the
Corporation shall not be required to make any adjustment of the Per Share
Conversion Price in the case of the following issuances from and after the date hereof: (i) Options for up to 8,500,000 shares (subject to adjustment in the event

                                        9

of a stock split, stock combination or similar event) of Common Stock granted after the date hereof to directors, officers, employees or consultants of the
Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the
Corporation pursuant to any employee benefit plans or programs approved by the
Board of Directors of the Corporation or any committee thereof, (ii) shares of
Common Stock upon the conversion or exercise of Options or Convertible
Securities outstanding on the date of original issuance of the Series A
Preferred Stock, (iii) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution payable pro rata to all holders of
Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Per Share Conversion Price pursuant to the other provisions herein), (iv) Convertible Securities or Options issued in a Qualified
Financing and (v) shares of Common Stock upon the exercise of Options granted pursuant to subsection (i) or (iv) above or upon the conversion of Convertible
Securities issued pursuant to subsection (iv) above.

                  (g) In the event that, as a result of an adjustment made
pursuant to this Section 6, the holder of a share of Series A Preferred Stock shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, the number of such other shares so receivable upon conversion shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Series A Preferred Stock contained herein.

                  (h) Upon each adjustment in the Per Share Conversion Price pursuant to this Section 6, the number of shares of Common Stock issuable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchasable immediately prior to such adjustment by a fraction, (i) the numerator of which shall be the Per Share Conversion Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Per Share Conversion Price immediately thereafter.

         7. Report or Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or other securities)
issuable upon the conversion of a share of Series A Preferred Stock, the
Corporation at its expense will promptly deliver a certificate of the Chief
Financial Officer showing in reasonable detail the computation of such adjustment or readjustment in accordance with the terms of this certificate of designation. The Corporation shall also cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Corporation) selected by the Corporation to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The Corporation will forthwith (and in any event not later than 30 days following the occurrence of the event requiring such adjustment) furnish a copy of each such report to each holder, and will, upon the written request at any time of a holder, furnish to such holder a like report setting forth the Per Share Conversion Price at the time in effect and showing how it was calculated. The Corporation will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by each holder or any prospective purchaser of shares of Series A Preferred Stock designated by the holder thereof.

         8. Notices of Corporate Action. In the event of:

                  (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                                       10

                  (ii) any capital reorganization of the Corporation, any
reclassification or recapitalization of the capital stock of the Corporation, any consolidation or merger involving the Corporation and any other person or any transfer of all or substantially all the assets of the Corporation to any other person; or

                  (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; or

                  (iv) any plan or proposal by the Corporation to register
shares of the Common Stock with the Securities and Exchange Commission;

the Corporation will deliver to the holder a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (y) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common
Stock (or other securities) shall be entitled to exchange their shares of Common
Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up or (z) the date or expected date of the filing of the initial registration statement with respect to such shares of Common Stock. Such notice shall be furnished at least 30 days prior to the date therein specified; provided, however, if such date is prior to a public announcement relating to the events set forth and on such date the
Corporation is either bound by an agreement with a third party of confidentiality with respect to the corporate action the subject of this Section
8, or the Corporation's securities are traded or quoted on any recognized national securities exchange or quotation system, then such notice shall be provided to each holder of a share of Series A Preferred Stock simultaneously with the notice provided to the Corporation's stockholders.

         9. Redemption.

                  (a) The Corporation may after the first anniversary of the original issuance date of the Series A Preferred Stock, at its option, redeem all or any portion of the outstanding shares of Series A Preferred Stock at any time at an amount equal to 105% of the Agreed Stated Value, plus all accrued and unpaid dividends (collectively, the "Redemption Price"), provided that: (i) the shares of common stock underlying the Series A Preferred Stock are available for resale pursuant to an effective registration statement or pursuant to Rule
144(k) of the Securities Act; and (ii) the redemption applies to all outstanding shares of Series A Preferred Stock.

                  (b) Written notice of any redemption of shares of Series A
Preferred Stock (a "Notice of Redemption"), specifying the time and place of redemption, shall be mailed by certified mail, return receipt requested, at least 30, and not more than 45, days prior to the date specified for redemption
(the "Redemption Date"), to each registered holder of the shares to be redeemed at the holder's last address as it appears on the Corporation's books. On or after the Redemption Date, each holder of shares of Series A Preferred Stock called for redemption shall surrender his certificates for the shares to the
Corporation at the place specified in the notice and then the Corporation shall pay the holder (or shall cause such holder to be paid) the Redemption Price in cash.

                  (c) Receipt of a Notice of Redemption shall not prevent a
holder from exercising the conversion rights granted pursuant to Section 5.
Notwithstanding the foregoing and any notice provisions contained in Section
5(b), any holder exercising such conversion rights must make a Conversion Demand
(as defined in Section 5(b)) not later than the close of business on the
Redemption Date.

                                       11

                  (d) Unless the Corporation defaults in the payment in full of the Redemption Price, dividends on the shares called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of the shares by reason of their ownership of the shares shall cease on the Redemption
Date, except the right to receive the Redemption Price on surrender to the
Corporation of the certificates representing the shares. After the Redemption
Date, the shares shall not be deemed to be outstanding and shall not be transferable on the books of the Corporation, except to the Corporation.

                  (e) Any shares of Series A Preferred Stock redeemed or
purchased by the Corporation shall be canceled and shall have the status of authorized and unissued shares of preferred stock, without designation as to series.

         10. Voting Rights. Holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter, except as otherwise required by law or as expressly provided in this certificate or the Articles of Incorporation. With respect to any matter on which the holders of shares of Common Stock shall be entitled to vote, the holders of the shares of Series A Preferred Stock will vote together with the holders of the Common Stock, and each share of Series A
Preferred Stock shall have a number of votes equal to the number of shares of
Common Stock then issuable upon conversion.

         11. Consents Required of Holders of Series A Preferred Stock. In
addition to the voting rights described in Section 10, for so long as at least
50% of the aggregate number of originally-issued shares of Series A Preferred
Stock remain outstanding, consent of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock voting together as a class shall be required for: (i) any action that creates any new class or series of equity securities or any other security convertible into equity securities ranking on par with the Series A Preferred Stock with respect to redemption, voting, dividends, or upon liquidation, (ii) the amendment, alteration or repeal of any provision of the Articles of Incorporation or the Bylaws of the
Corporation so as adversely to affect the relative rights, preferences, qualifications, limitations or restrictions of the Series A Preferred Stock,
(iii) the declaration or payment of any dividend or distribution on any securities of the Corporation other than the Series A Preferred Stock pursuant to and in accordance with the provisions of this Certificate of Designation for the Series A Preferred Stock, or the authorization of the repurchase of any securities of the Corporation, (iv) the approval of any event described under
Section 3 "Liquidation Preferences" above and (v) the carrying on by the
Corporation of any business other than the business of the Corporation presently conducted. Notwithstanding anything to the contrary contained in this certificate, the Board from time to time without a vote of the holders of the shares of Series A Preferred Stock, may increase/decrease the number of shares of Common Stock outstanding pursuant to stock splits or combinations affecting all then outstanding shares of Common Stock, subject to shareholder approval of the holders of the Common Stock, if required under applicable law.

         12. Restrictions on Transfer. Each certificate representing shares of
Series A Preferred Stock and each certificate representing shares of Common
Stock issuable upon conversion of any shares of Series A Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    "THE SHARES  REPRESENTED BY THIS  CERTIFICATE AND ANY SHARES
                    ACQUIRED  UPON  THE  CONVERSION  OF THE  SHARES  REPRESENTED
                    HEREBY HAVE NOT BEEN REGISTERED  UNDER THE SECURITIES ACT OF
                    1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH

                                               12

                    REGISTRATION  OR AN  EXEMPTION  THEREFROM  UNDER  SUCH  ACT,
                    EXCEPT UNDER  CIRCUMSTANCES  WHERE NEITHER SUCH REGISTRATION
                    NOR SUCH AN EXEMPTION IS REQUIRED BY LAW."

         13. Reservation of Shares; Transfer Taxes; Etc. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, including shares of Series A Preferred Stock issued as payment of dividends pursuant to Section 2 hereof, such number of shares of its Common Stock as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding.

         14. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                                       13